                                                                     EXHIBIT 11.
MICROSOFT CORPORATION

COMPUTATION OF EARNINGS PER SHARE
(In millions, except earnings per share) (Unaudited)

--------------------------------------------------------------------------------
                                                    Three Months     Nine Months
                                                        Ended           Ended
                                                      March 31        March 31
                                                    1996    1997    1996    1997
--------------------------------------------------------------------------------
Weighted average number of common shares
  outstanding (3)                                  1,186   1,194   1,180   1,196
--------------------------------------------------------------------------------
Earnings per common share (3)                      $0.47   $0.87   $1.39   $2.00
================================================================================
Common stock equivalents:

  Preferred stock (1)                                         13               4

  Employee stock options (2)                          92     115      98     107
--------------------------------------------------------------------------------
Average common and common stock equivalents
  outstanding (3)                                  1,278   1,322   1,278   1,307
================================================================================
Diluted earnings per share (3)                     $0.44   $0.79   $1.28   $1.83
================================================================================

(1)   Calculated under the "if-converted" method.
(2)   Calculated under the "treasury stock" method.
(3) Share and per share amounts for the three and nine months ended March 31, 1996 have been restated to reflect a two-for-one stock split in December 1996.

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share. The new rule will require specific disclosure of both diluted earnings per share and earnings per common share calculated without the dilutive impacts of outstanding stock options or convertible securities such as preferred stock. There was no material difference between reported earnings per share and diluted earnings per share for any period presented.


                                       11